UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2022 (April 7, 2022)
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On July 7, 2021, Eos Energy Enterprises, Inc. (the “Company”) issued $100,000,000 in aggregate principal amount of the Company’s 5%/6% Convertible Senior PIK Toggle Notes due 2026 (the “Notes”) to Spring Creek Capital, LLC, a wholly-owned, indirect subsidiary of Koch Industries, Inc. (“Koch”) pursuant to that certain Investment Agreement, dated as of July 6, 2021, between the Company and Koch (the “Investment Agreement”). The Investment Agreement contemplated an ability to issue the notes under an indenture to facilitate transferability. As permitted by the Investment Agreement, the Company reissued the Notes in an aggregate principal amount of $102,900,000, including $2,900,000 principal amount of the Notes representing interest previously paid in kind, pursuant to an indenture with Wilmington Trust, National Association, as trustee (the “Indenture”), dated as of April 7, 2022. The terms of the Notes remain the same as under the Investment Agreement, which were previously described in the Company’s Current Report on Form 8-K filed on July 7, 2021.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document

4.1	Indenture, dated April 7, 2022, between the Company and Wilmington Trust, National Association, as trustee.
4.2	Form of Note (included in Exhibit 4.1 hereto).
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: April 13, 2022	By:	/s/ Randall Gonzales
		Name:	Randall Gonzales
		Title:	Chief Financial Officer
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